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                                                                   EXHIBIT 10.71
                           Confidential & Proprietary






                                 SUPPLY CONTRACT



                                 BY AND BETWEEN



                             WESTERN PCS CORPORATION

                                       AND

                          NOKIA TELECOMMUNICATIONS INC.



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* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. Confidential & Proprietary


CONTENTS


         PREAMBLE

         ARTICLE 1 -       DEFINITIONS

         ARTICLE 2 -       PURPOSE OF THE SUPPLY CONTRACT

         ARTICLE 3 -       SCOPE OF SUPPLY

         ARTICLE 4 -       PURCHASER'S OBLIGATIONS

         ARTICLE 5 -       PRICE AND PAYMENTS

         ARTICLE 6 -       DELIVERY

         ARTICLE 7 -       INSTALLATION

         ARTICLE 8 -       INSPECTION, TESTING AND ACCEPTANCE

         ARTICLE 9 -       WARRANTIES, MAINTENANCE AND TECHNICAL SUPPORT

         ARTICLE 10 -      DELAYS, DAMAGES AND TERMINATION

         ARTICLE 11 -      FORCE MAJEURE

         ARTICLE 12 -      GOVERNMENT REGULATIONS

         ARTICLE 13 -      CONFIDENTIALITY

         ARTICLE 14 -      INTELLECTUAL PROPERTY RIGHTS

         ARTICLE 15 -      EFFECTIVE DATE

         ARTICLE 16 -      GENERAL

         SIGNATURES

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* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. Confidential & Proprietary


         APPENDICES

         APPENDIX 1A-      Scope of Supply-Base Station Subsystem

         APPENDIX 1B-      Scope of Supply-Network Switch Subsystem

         APPENDIX 2A-      GSM 1900 Talk Family Base Station

         APPENDIX 2B-      GSM 1900 PrimeSite Base Station

         APPENDIX 3 -      Base Station Controller (BSC)

         APPENDIX 4 -      Transcoder (TCSM)

         APPENDIX 5 -      Nokia OMC System

         APPENDIX 6 -      Rolling Forecast and Ordering Procedure for Nokia BSS
                           Equipment and Services

         APPENDIX 7 -      Engineering Services

         APPENDIX 8 -      Project Implementation and Management

         APPENDIX 9 -      BSS Site Requirements

         APPENDIX 10A -    Pricing - Nokia Base Station Subsystem

         APPENDIX 10B-     Pricing - Nokia Network Switch System

         APPENDIX 10C-     Discounts

         APPENDIX 11 -     Acceptance Procedures

         APPENDIX 12 -     Division of Responsibilities between Supplier and
                           Purchaser

         APPENDIX 13 -     Software License Agreement

         APPENDIX 14 -     Support Services Agreement with Appendices A
                           through D

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* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. Confidential & Proprietary


THIS SUPPLY CONTRACT, made and entered into this 9th day of March, 1998.

         by and between

         Western PCS Corporation, a Delaware corporation having its principal office at 2001 N.W. Sammamish Road, Issaquah, WA 98027 (hereinafter referred to as the "Purchaser");

         and

         Nokia Telecommunications Inc., a Delaware corporation having its principal office at 6000 Connection Drive, Irving, Texas 75039 (hereinafter referred to as the "Supplier").

         WITNESSETH THAT

         WHEREAS

         A The Purchaser or its Affiliates have successfully bid for broadband Personal Communication Services (hereinafter "PCS") licenses in auctions conducted by the Federal Communications Commission (hereinafter "FCC") and have been awarded a number of PCS licenses by the FCC, including for Seattle and Phoenix, to build and operate PCS networks in those areas. The Purchaser, its Affiliates (as defined below) or the *s (as defined below) may acquire licenses or rights for additional PCS networks; and

         B Purchaser and Supplier entered into a Supply Contract dated December 14, 1995 (the "Prior Supply Agreement"), which Purchaser and Supplier now desire to amend and supersede by entering into this Supply Contract (provided, however, that warranty provisions, spare parts supply requirements, indemnities and other provisions which by their nature extend beyond the term of the Prior Supply Agreement, but which relate to Equipment, Services and Software that was delivered prior to the date hereof, shall continue for the period set forth in the Prior Supply Agreement).

         C The Purchaser has decided to deploy GSM 1900 technology (hereinafter "GSM 1900") for its PCS networks; and

         D The Supplier designs, manufactures and sells GSM 1900 Base Station Sub-System infrastructure equipment and software and performs related services (hereinafter "BSS Systems"); and

         E The Purchaser has issued a request for quotation (hereinafter "RFQ") to selected vendors to offer BSS Systems for its PCS networks; and


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confidential treatment under Rule 406 of the Securities Act of 1933, as amended.
Confidential & Proprietary


         F The Supplier has submitted an offer (hereinafter "Offer") in response to the RFQ for the supply of BSS Systems for the Purchaser's PCS networks; and

         G The Parties have conducted good faith negotiations based on Nokia's Offer whereby the Purchaser has agreed to purchase from the Supplier BSS Systems and the Supplier has agreed to supply the same.



NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

ARTICLE 1
DEFINITIONS

         In all interpretations of this Supply Contract the following definitions shall govern:

         1.1 "Acceptance" shall mean, in respect of each Site, the successful completion of testing of Equipment and Software at such Site as specified in Article 8 of this Supply Contract and "Acceptance Date" shall mean the date on which Acceptance has occurred.

         1.2 "Additional Order" shall mean an Order issued by the Purchaser hereunder for Equipment, Software or Services not within the Total Supply Contract Price.

         1.3 "Affiliate" shall mean another entity which controls a Party hereto, or is controlled by a Party hereto or which is under common control with a Party hereto. Control, for the purposes of this Paragraph, shall mean the direct or indirect ownership of 50% or more of the shares or interests entitled to vote for the directors thereof or the equivalent, for so long as such entitlement exists, or equivalent power over management thereof. Any Affiliate of Purchaser which does not operate a PCS system under an FCC license in the U.S. shall be excluded from this definition. For purposes of this Supply Contract, "Cook Inlet" (defined below) shall be considered to be an Affiliate of Purchaser, so long as Purchaser's ownership interest continues to be at least at the same level it is on the first date above.

         1.4 "Certificate of Acceptance" shall mean a document to be issued by the Supplier and countersigned by the Purchaser upon Acceptance as set forth in Article 8 below.

         1.5 "Consecutive Order" shall mean any Order (including the Initial Order) of the Purchaser hereunder, for Equipment, Software or Services within the Total Supply Contract Price.


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confidential treatment under Rule 406 of the Securities Act of 1933, as amended.
Confidential & Proprietary


         1.6 "Cook Inlet" shall mean that certain entity formally known as Cook Inlet Western Wireless PV/SS PCS L.P., in which Purchaser has a 49% ownership interest. Cook Inlet shall be considered an Affiliate of Purchaser for purposes of this Supply Contract, so long as Purchaser's ownership interest continues to be at least at the same level it is on the first date above.

         1.7 "Documentation" shall mean the system description documents, general instructions, drawings, diagrams and other written material that the Supplier is required to provide to the Purchaser under this Supply Contract, other than documents falling within the definition of Equipment. Documentation includes all documents necessary for the installation, operation and maintenance of the Equipment and Software.

         1.8 "Equipment" shall mean all the telecommunications equipment (together with the manuals and other equipment-specific documentation separately itemized in Appendices 1A and 1B attached hereto and including - without separate itemization - such installation materials and consumables that are necessary for installation at the Sites), but not including the Software. In the event of new items of equipment to be included into the Supply Contract as Equipment, or items of existing Equipment to be deleted from the scope of the Supply Contract, then the Parties shall amend Appendix 1A and 1 B accordingly. Whenever the Supplier shall have new equipment to offer to its GSM 1900 customers, then the Supplier shall offer the same to the Purchaser, and such equipment will then be included as part of Appendix 1A and 1B.

         1.9 "Information" shall mean technical, financial and commercial information and data relating to a Party's or its Affiliates' or *s' respective businesses, finances, planning, facilities, products, techniques and processes and shall include, but is not limited to, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, tracings, diagrams, models, samples, flow charts, data, computer programs, disks, diskettes, tapes, marketing plans, customer names, prices, and other technical, financial or commercial information and intellectual properties, whether in written, oral or other tangible or intangible forms.

         1.10 "Initial Order" shall mean the Order or Orders to be submitted by Purchaser for Equipment and Software for the Seattle and Phoenix Markets, to be delivered on or before * , not exceeding * Sites. The Equipment and Software qualifying as the Initial Order will be eligible for the special payment provisions in Paragraph 5.2.

         1.11 "Iowa Wireless" shall mean Iowa Wireless Services, L.P., in which Purchaser presently owns a 38% interest.

         1.12 "Order" shall mean an Initial Order, a Consecutive Order or an Additional Order.


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* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. Confidential & Proprietary


         1.13     "Party" shall mean the Purchaser or the Supplier.

         1.14 "Project Location" shall mean any place where the Purchaser is building a System at which management and operations people are located.

         1.15 "PCS Market" shall mean any market operated by Purchaser from a central location which is served by an MTA license or one or more BTA licenses.

         1.16     *.

         1.17 "Services" shall mean the system design, installation, commissioning, integration supervision, training, consultancy and technical assistance services that the Supplier is required to provide to the Purchaser under this Supply Contract and which are described in Appendix 7. Whenever the Supplier shall have new services to offer to its GSM 1900 customers, then the Supplier shall offer the same to the Purchaser, and such services will then be included as part of Appendix 7.

         1.18 "Site" shall mean each physical location where Equipment will be installed.

         1.19 "Software" shall have the meaning set forth therefor in the software license agreement attached hereto as Appendix 13.

         1.20 "Specifications" shall mean the technical requirements and performance standards of the Equipment and Software as set forth in Appendices 2-5 attached hereto. The said Appendices 2-5 shall be updated from time to time as and when new items are included into the definition of the Equipment. However, unless otherwise agreed, such future amendments of Appendices 2-5 shall not reduce, diminish or otherwise adversely impact the previously agreed Specifications.

         1.21 "Supply Contract" shall mean this Supply Contract and all its appendices as well as any amendments or addenda that may subsequently be agreed upon in writing between the Parties.

         1.22 "Support Services" means the services described in the Support Services Agreement attached hereto as Appendix 14, including hardware repair, operation and maintenance assistance, software support, technical support and system consultancy services.

         1.23 "System" shall mean any PCS radiotelephone system in the United States supplied under this Supply Contract which is to be operated by the Purchaser or its Affiliate.


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confidential treatment under Rule 406 of the Securities Act of 1933, as amended.
Confidential & Proprietary


         1.24 "TCSM" is a transcoder, described in greater detail in Appendix 4.

         1.25     "Time Schedule" shall have the meaning set forth in Paragraph
                  6.3 below

         1.26 "Total Supply Contract Price" shall mean * , which is to be an aggregate price over five (5) years, after taking into account all credits and discounts to which Purchaser may be eligible under Appendix 10C (other than those credits and discounts referred to in Paragraph 11 of Appendix 10C). In other words, the total amount of Equipment, Software and Services ordered under this Supply Contract must equal at least * after 5 years, after all offsetting credits and discounts have been factored in, except the handset credits as specified in Paragraph 11 of Appendix 10C. The Total Supply Contract Price also excludes any sales or similar taxes, payable by the Purchaser to the Supplier for the Equipment, Software and Services provided hereunder.


ARTICLE 2
PURPOSE OF THE SUPPLY CONTRACT

         2.1 By entering into this Supply Contract, the Purchaser and the Supplier agree on all the terms and conditions applicable to their respective rights and obligations regarding the supply of Equipment, Software or Services by the Supplier to the Purchaser.

         2.2 In addition to this Supply Contract document, the following documents are hereby expressly incorporated herein by reference and made part of this Supply Contract:


                  APPENDIX 1A       SCOPE OF SUPPLY - BASE STATION SUBSYSTEM
                  APPENDIX 1B       SCOPE OF SUPPLY - NETWORK SWITCH SYSTEM
                  APPENDIX 2A       GSM 1900 TALK FAMILY BASE STATION
                  APPENDIX 2B       GSM 1900 PRIMESITE BASE STATION
                  APPENDIX 3        BASE STATION CONTROLLER (BSC)
                  APPENDIX 4        TRANSCODER (TCSM)
                  APPENDIX 5        NOKIA OMC SYSTEM
                  APPENDIX 6        ROLLING FORECAST AND ORDERING PROCEDURE FOR
                                    NOKIA BSS EQUIPMENT AND SERVICES
                  APPENDIX 7        ENGINEERING SERVICES
                  APPENDIX 8        PROJECT IMPLEMENTATION AND MANAGEMENT
                  APPENDIX 9        BSS SITE REQUIREMENTS
                  APPENDIX 10A      PRICING - NOKIA BASE STATION SUBSYSTEM
                  APPENDIX 10B      PRICING - NETWORK SWITCH SYSTEM
                  APPENDIX 10C      DISCOUNTS
                  APPENDIX 11       ACCEPTANCE PROCEDURES


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confidential treatment under Rule 406 of the Securities Act of 1933, as amended.
Confidential & Proprietary


                  APPENDIX 12       DIVISION OF RESPONSIBILITIES BETWEEN
                                    SUPPLIER AND PURCHASER
                  APPENDIX 13       SOFTWARE LICENSE AGREEMENT
                  APPENDIX 14       SUPPORT SERVICES AGREEMENT WITH ANNEXES A
                                    THROUGH D

         2.3 In case of any discrepancies among the above documents, the text of this Supply Contract shall always prevail over any of the Appendices and the Appendices shall apply in the order set forth above. Each Appendix shall prevail over the documents referenced in said Appendix. Later made addenda and amendments alter the contents of this Supply Contract only to the extent expressly agreed upon between the Parties; all other conditions shall always remain unchanged.

         2.4 Subject to the conditions specified herein, Purchaser's Affiliate(s) and *(s) will have the right to purchase Equipment, Software and Services under substantially the same terms as this Supply Contract (including the identical price, incentives, credits, warranty and discount terms), excluding, however, in the case of *s, the handset and module discounts in Paragraph 11 of Appendix 10C, the NSS pricing in Appendix 10B, and the services and incentives set forth in Paragraphs 8 through 10 of Appendix 10C.

                  (a)       For an Affiliate this right is contingent upon the
                       following requirements: (i) Supplier must be reasonably satisfied with the creditworthiness and reputation of such Affiliate, (ii) such Affiliate must not be a direct competitor of Supplier; and (iii) such Affiliate must not be an opposing party in pending litigation against Supplier. However, if Purchaser elects to directly purchase items on behalf of an Affiliate and remains fully liable therefor, no separate agreement will be required between Supplier and the Affiliate, and the provisions of subsections (i) through (iii) above will not be applicable.

                  (b)       * .

                  (c)       Supplier hereby agrees that it is willing to enter
                       into such agreement(s) with Affiliates and * on substantially the same terms and conditions as set forth in this Supply Contract.

                  (d)       If Purchaser desires a pre approval from Supplier of
                       any proposed * or Affiliate, so that Purchaser may be assured before a transaction that the resulting entity will be entitled to purchase Equipment, Software and Services on acceptable terms, Supplier agrees to review on an expedited basis any such request, and to communicate the terms and conditions of its approval to Purchaser (and not to unreasonably withhold its approval).



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Confidential & Proprietary


                  (e)       It is agreed that a separate agreement between
                       Supplier and an Affiliate or *, as contemplated by this Paragraph 2.4, need not include a full recitation of all the terms and conditions of this Supply Contract but may instead incorporate by reference all relevant terms and be prepared as an amendment or addendum to this Supply Contract.

                  (f)       If an Affiliate of Purchaser purchases Equipment,
                       Software and/or Services under this Supply Contract, it shall be deemed to be Purchaser for all purposes with respect to this Supply Contract, provided that a letter agreement or other written amendment or addendum to this Supply Contract has been executed by the Affiliate so stating.

         2.5 It is further agreed that the payment terms under any such agreement(s) shall be * from the issuance of the invoice subject to the same invoice milestones as set forth in this Supply Contract.

         2.6 Upon execution of this Supply Contract, Purchaser will be deemed to have satisfied all volume discount requirements in the Prior Supply Agreement and Supplier will issue an open credit memo on the resulting additional earned credits, to be applied against outstanding invoices and future purchases by Purchaser under this Supply Contract. The amount of such additional earned credit is *.

         2.7 This Supply Contract replaces and supersedes the terms and conditions of the Prior Supply Agreement, except for the warranty provisions, spare parts supply requirements, indemnities and other provisions which by their nature extend beyond the term of the Prior Supply Agreement, but which relate to Equipment, Software and Services that was delivered prior to the date hereof. All interest on late payments accruing under Section 5.8 of the Prior Supply Contract are hereby waived by Supplier


ARTICLE 3
SCOPE OF SUPPLY

         3.1 The Supplier shall supply to the Purchaser, pursuant to Orders issued by the Purchaser in accordance with Paragraph 4.2 below, the Equipment, Software, Services, spare parts, training, Documentation and the special tools and instruments which are ordered by the Purchaser from time to time.

         3.2 A technical description of the BSS System is contained in Appendices 2-5.

         3.3 Appendices 2-5 attached hereto define the technical limits within which the Equipment and Software are limited as well as the requirements of the environment, infrastructure and interworking equipment necessary to achieve


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confidential treatment under Rule 406 of the Securities Act of 1933, as amended.
Confidential & Proprietary


                  properly functioning Equipment and Software. The conditions and procedures for interface arrangement are also specified in said Appendices 2-5. The Supplier shall, if so requested by the Purchaser, take project management responsibility for the implementation of interworking verification between the Equipment and NSS equipment provided by a third party vendor on terms and conditions to be mutually agreed upon by the three parties involved. The Supplier further warrants that the Equipment and Software shall, at all times, conform to the A-Interface specifications as provided by the applicable standard, as the same shall change from time to time. The Supplier's cooperation with the third party NSS equipment vendor shall include trouble shooting, interoperability testing, and good faith effort to cooperate with such third party to meet the Purchaser's requirements. It is however expressly agreed that the Supplier shall not be liable in any way for the functionality of any equipment or software provided by a third party, or for any acts or omissions of such third party. The Purchaser shall use all reasonable efforts to enter into a similar undertaking with the third party to ensure the third party's cooperation with the Supplier to facilitate the objectives described herein.

         3.4 The Specifications to which the Equipment and Software shall be required to conform are set forth in Appendices 2-5 attached hereto. The Supplier shall obtain any necessary type approvals to the extent not heretofore obtained.

         3.5 The Supplier may use reliable subsuppliers and subcontractors in the performance of its obligations hereunder and the Supplier shall be fully responsible towards the Purchaser for the performance hereunder. Supplier's warranties in Article 9 will include work performed by such subsuppliers and subcontractors. The Parties hereby acknowledge that the following Affiliates of the Supplier may be involved in the manufacture and delivery under this Supply Contract:

                           Nokia Telecommunications Oy
                           Nokia Telecommunications Ltd.

                  It is agreed that the Purchaser shall have the right to approve the engagement of major subcontractors or subsuppliers, such approval not to be unreasonably withheld.

         3.6 Additions, deletions and other changes to this Supply Contract require a written amendment of this Supply Contract. All such Supply Contract amendments, which will be numbered consecutively, shall be duly signed and delivered by authorized representatives of both Parties prior to effecting any of the changes therein contained. In the case of changes needed in the timing of Equipment and Software deliveries, the change order procedure specified in Appendix 6 shall apply.



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confidential treatment under Rule 406 of the Securities Act of 1933, as amended.
Confidential & Proprietary


         3.7 The Supplier shall within a reasonable time of receiving a reasonable request for a change issued by the Purchaser provide a written offer to the Purchaser. If the change is with respect to the timing of a delivery or the quantities of Equipment to be delivered and such change is in accordance with the provisions of Appendix 6, Supplier will be obligated to accept the change and will confirm the same as above-described. If the change does not satisfy the requirements of Appendix 6, Supplier will use all commercially reasonable efforts to accommodate the change and will respond by written offer as aforesaid, if the changed order can be satisfied.

         3.8 Notwithstanding the foregoing provisions, the Supplier may make minor modifications to the Equipment or Software or provide new versions or models of individual items of Equipment or Software, provided that such modifications and/or new versions or models (i) fully meet the requirements of this Supply Contract (including the Specifications), (ii) * , and
                  (iii) *.

                  Both Parties acknowledge that compatibility problems may arise for established PCS operators like Purchaser when new generations of PCS equipment are created and released by providers such as Supplier. Both Parties also acknowledge that Supplier needs to have flexibility to innovate and modify its new products, so that it can achieve and maintain a leading edge competitive advantage in the marketplace. The Parties agree to cooperate with each other, to the extent reasonably and commercially possible, in providing and soliciting feedback from one another, concerning future generations of equipment and software to be released by Supplier during the term of this Supply Contract.

                  Notwithstanding the development of new generations of Supplier's products, Supplier agrees that it will support the products theretofore purchased by Purchaser for a period of ten (10) years from the date hereof so that Purchaser has the ability to repair, replace and expand its Systems without being required to change out its existing Equipment and Software.

         3.9 The Supplier hereby grants to the Purchaser during the term of this Supply Contract, options to order additional quantities of Equipment, Software and Services beyond that covered by the Total Supply Contract Price. Unless otherwise mutually agreed, all the terms and conditions of this Supply Contract shall apply to the deliveries of the additional quantities of Equipment and Software and to the performance of the additional Services. An Additional Order consistent with the foregoing shall be duly issued by the Purchaser and accepted by the Supplier, in the event that the Purchaser elects to exercise these options.

         3.10 The project organizations of Supplier and Purchaser are described in Appendix 8. With respect to the Phoenix and Seattle markets, Supplier agrees to provide the project management services described in Section 7.2.



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Confidential & Proprietary


         3.11 The BSS Software provided under this Supply Contract (as stated in Appendix 1A and the pricing of which is stated in Appendix 10A) includes * . In the event any BSS Equipment and Software modifications or any additional BSS Equipment or Software are required, such modification shall be performed, or such BSS Equipment or Software shall be supplied, * .

         3.12 The software pricing as stated in Appendix 10A shall include * without any BSS Equipment and Software modifications being required. In the event any BSS Equipment and Software modifications or any additional BSS Equipment or Software are required, such modification shall be performed, or such BSS Equipment or Software shall be supplied, * .

ARTICLE 4
PURCHASER'S OBLIGATIONS

         4.1 The Purchaser shall pay the price of the Equipment, Software and Services provided by the Supplier in accordance with
                  Article 5 hereunder.

         4.2 Purchaser agrees to provide Supplier with a * of Purchaser's requirements for Equipment, Software and Services, updated monthly and prepared in accordance with the forecast procedures specified in Appendix 6.

                  The first such forecast has been provided and receipt of same is hereby acknowledged by Supplier. Purchaser agrees that, in the aggregate, its Orders (including Orders from Affiliates) will at least equal the Total Supply Contract Price * . The lead time for the provision of the Equipment, Software and Services is specified in Appendix 6. The specified lead times apply only in case the Equipment, Software and Services have been subject to the forecast procedure referred to in Appendix 6 or the variances provided for therein. The lead time for items not included in the forecast shall be subject to separate agreement; provided, however that Supplier will use all reasonable commercial efforts to provide such items within the lead times set forth in Appendix 6.

         4.3 The Purchaser shall provide to the Supplier all the information, in Purchaser's possession, that the Supplier may reasonably request from time to time and that is necessary for the proper performance of Supplier's obligations hereunder, promptly upon request.

         4.4 The Purchaser shall obtain all the construction, zoning and building consents, permits and approvals and operating licenses necessary for the timely delivery, installation, testing, commissioning and operation of each System. The Supplier shall be responsible for obtaining the necessary type approvals in the United States for the operation of the Equipment as part of each System. The Supplier


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Confidential & Proprietary


                  shall manufacture, package, deliver and install all Equipment and Software and perform all Services in compliance with all relevant federal, state and local laws and regulations (including, without limitation, FCC and OSHA) in force on the date of shipment of such Equipment or Software or provision of such Services. In addition, Supplier agrees in supplying all Equipment, Software and Services, that it will comply with all relevant, generally accepted technical standards in the industry, unless Supplier reasonably believes that a new technical standard developed by the industry does not serve the best interests of Supplier, Purchaser, and the products to be furnished under this Supply Contract, in which event Supplier agrees to inform Purchaser of this concern and both parties agree in good faith to attempt to reach agreement on a mutually acceptable alternative technical standard.

         4.5 The Purchaser shall make available all the required Sites meeting the site requirements specified in Appendix 9 attached hereto, as well as access to any standard utility services for each Site which are necessary to install the Equipment, in reasonable time to allow for the timely delivery, installation, testing, commissioning and operation of the Equipment and Software. Purchaser shall not be required to provide any customized utility services to Supplier. At each Project Location, Purchaser agrees to provide Supplier's on-site employees with * ; provided, however that Supplier shall be responsible for providing such employees with * . Use of the Sites and all such facilities by the Supplier for the performance of its obligations hereunder shall be free of charge to the Supplier. The Supplier shall have reasonable access to all Sites and utilities at all reasonable times (including using reasonable efforts to provide access during overtime hours, Saturdays, Sundays and holidays).

         4.6 Whenever a Site is announced "ready" by Purchaser and handed over to Supplier, Purchaser also agrees to furnish the following Site identification information to Supplier: Site name, number, street address, county where located, legal description and Site owner's name.

         4.7 Both parties agree to have personnel available to each other who have received training in Supplier's systems training course, or who are otherwise knowledgeable with respect to Supplier's systems. Such personnel will be made available by both parties for purposes of the collaborative activities contemplated by this Supply Contract, including Site readiness, Site handover, Site Acceptance and other Site activities.



ARTICLE 5
PRICE AND PAYMENTS



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                                                                              14

* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. Confidential & Proprietary


         5.1 Appendices 10A and 10B contain itemized prices for individual units of Equipment, Software and Services as well as provisions concerning validity of the prices over time. Appendix 10C contains additional discounts available to Purchaser for these items.

         5.2 With the exception of Purchaser's Initial Order hereunder, all Equipment and Software for which Supplier receives Orders shall be invoiced *. "Delivery" for purposes of this paragraph shall mean as described in Article 6.1. If Purchaser, an Affiliate or a * , wishes to develop a new System in a new market, a payment schedule comparable to the Initial Order schedule described above will be available to such entity, as long as at least * base stations are bought for such market from Supplier, and similar fixed deadlines for each payment milestone are mutually agreed to..

         5.3 Services will be invoiced monthly based on the work completed. Invoices shall be paid within 30 days of the date of invoice.

         5.4 With the exception of the Initial Order described in Article 5.2, all invoices for Equipment and Software shall be paid within * from the date of invoice. * . In each case, time periods are measured from the date of Purchaser's receipt of the invoice (Supplier must fax all invoices to Purchaser, so that the date of the invoice and the date of Purchaser's receipt of the invoice are identical).

         5.5 Each Party shall designate a person whom the other Party may contact with respect to all invoicing, pricing and payment issues, and such person shall have the authority to make decisions and answer the other Party's questions with respect to such issues. Purchaser designates * as its initial designated representative for these purposes. Supplier designates * as its initial designated representative. Either Party may designate substitutes or replacements for these designated representative from time to time, with notice to the other Party.

         5.6 Those additional Services that become necessary due to Supplier's actions, such as the need to assign additional installation personnel to make up for time lost or to rectify the Supplier's errors or omissions in the Supply Contract work, shall be * .

         5.7 All prices are expressed exclusive of any U.S. federal, state or local sales, transfer and similar taxes levied on account of sales hereunder. Such taxes and charges shall be invoiced in addition to the price, if applicable. Purchaser agrees to provide Supplier with any valid tax exemption certificates which would permit non-payment of tax and Supplier agrees not to charge Purchaser any taxes to which such tax certificates pertain.



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                                                                              15

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confidential treatment under Rule 406 of the Securities Act of 1933, as amended.
Confidential & Proprietary


         5.8 In the event of any delay in payments, Purchaser shall pay interest on the amount delayed at the prevailing * .

         5.9 Prices for Equipment, Software and Services not set forth in Appendix 10, if not otherwise set forth in this Supply Contract, shall be * .

         5.10 The purchase price for NMS/2000 and BSC Software for each of the existing networks, which Supplier has provided the BSS equipment for (meaning Portland and Des Moines), should be compared to the new price for such Software in Appendix 10A. * . All future pricing for such Software shall be that which is set forth in Appendix 10A.


ARTICLE 6
DELIVERY

         6.1 All deliveries shall be F.O.B. (as defined in the Uniform Commercial Code) at the intermediate storage location designated by the Purchaser. The risk of loss in the Equipment and Software shall transfer to the Purchaser upon Acceptance thereof. The title in the Equipment shall transfer to the Purchaser upon full payment thereof. The title in the Software shall always remain with the Supplier and/or its licensors, pursuant to the terms of the Software License attached as Appendix 13.

         6.2 In the event that the Supplier shall not be responsible for the performance of the implementation Services as set forth in Paragraph 7.2 below, then the Purchaser shall inspect the deliveries effected within thirty (30) calendar days of their arrival to ascertain correct quantities and to record visible transport damage, if any. In the event of any transport damage being discovered, the Supplier shall effect replacement delivery as soon as reasonably possible. In the absence of manifest error or a written notice from Purchaser to the contrary within sixty (60) calendar days of the arrival of each delivery, correct quantities of Equipment and no visible transport damage shall be deemed to have been effected in accordance with the documentation issued by the Supplier. Minor missing items and shortfalls which do not prevent the erection and installation of the Equipment concerned shall not render the delivery concerned incomplete for the purposes of this Supply Contract on condition that the Supplier makes good such missing items in sufficient time for the proper installation and testing of the Equipment at the relevant Site by the Purchaser.

         6.3 The time periods applicable to Orders shall be specified in each such Order, in accordance with the order lead times specified in Appendix 6 and shall, upon the confirmation of the Supplier, become incorporated into the Time Schedule which will be updated from time to time. Supplier is obligated to confirm receipt or otherwise respond (in accordance with the terms of this Supply Contract) to any Order received from Purchaser. Both Parties expressly agree to adhere to said

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confidential treatment under Rule 406 of the Securities Act of 1933, as amended.
Confidential & Proprietary


                  Time Schedule. Each Party shall, however, be obliged to give due consideration to any reasonable proposal of the other Party regarding changes of the Time Schedule which, if agreed upon, shall be recorded in an amendment of this Supply Contract in accordance with the provisions of Paragraph 3.6 above.


ARTICLE 7
INSTALLATION

         7.1 Supplier and Purchaser have agreed to the implementation procedures as set forth in Paragraph 3.5 in Appendix 8.

         7.2      * .


         7.3 Upon completion of the preparation of each Site, a certificate to that effect shall be signed by the representatives of both Parties. On that certificate there shall be recorded such minor discrepancies observed (if any) that do not prevent the testing and commissioning of the Equipment and Software in accordance with the requirements of this Supply Contract. If no certificate is signed by Purchaser due to unavailability or other reason, the certificate as signed by Supplier will be deemed accepted once Site has been placed into commercial use in the market.

         7.4 If Equipment and Software can not be tested and commissioned, even though the electrical and mechanical installation thereof is substantially complete, the Parties agree to record evidence of the substantial completion of the installation as well as the reasons (and the measures to be undertaken by the responsible Party) for such circumstances.



ARTICLE 8
INSPECTION, TESTING AND ACCEPTANCE

         8.1 The testing and quality assurance procedures of the Supplier at the factory for the Equipment are described in Appendix 11. The Purchaser shall have the right to be represented at the factory testing of Equipment. All travel and accommodation costs of the Purchaser's personnel during such inspection visits shall be at the cost of the Purchaser. The Supplier shall provide results of the factory tests of Equipment to the Purchaser. Supplier agrees, during the term of this Supply Contract, to keep Purchaser informed of the performance record of each component and model of Equipment and Software offered for purchase under this Supply Contract, including all defects or problems which have occurred with other customers of Supplier on a recurring basis. To the extent Supplier has implemented corrective measures in other locations for these same components


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                                                                              17

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confidential treatment under Rule 406 of the Securities Act of 1933, as amended.
Confidential & Proprietary


                  and model, Supplier will inform Purchaser of these corrective measures and take such measures at its sole cost and expense.

         8.2 After completion of installation of each Site by the Supplier, the Equipment and Software thereat shall be tested by the Supplier. The Supplier shall notify the Purchaser in writing not less than * prior to the commencement of such tests. The Purchaser may, in respect of repeat deliveries of Equipment and Software identical to items earlier delivered, waive the performance of these tests in which case such Equipment and Software shall become accepted, upon putting into commercial service or, in the absence of written notice of rejection given prior to the time limits hereinafter specified, thirty
                  (30) calendar days after completion of installation or * after delivery, whichever occurs first.

         8.3 The program of tests to be conducted in respect of each type of Equipment is specified in Appendix 11 attached hereto.

         8.4 The tests shall be carried out within the periods specified in Appendix 11 from the date specified in the Supplier's notice referred to in Paragraph 8.2 above. Upon achieving satisfactory results of such tests, the Parties shall issue a Certificate of Acceptance within * of the completion of the tests in respect of the Site concerned. In the event that the Purchaser's representative is not present at such tests, the Certificate of Acceptance shall be issued by the Supplier on the basis of the Supplier's test report. Minor deficiencies or discrepancies which do not either prevent satisfactory commercial operation of the Equipment and Software or result in an absence of functionality materially affecting (a) service quality, (b) service functionality, or (c) operations and/or maintenance, shall not prevent the issuance of the Certificate of Acceptance. Such deficiencies and discrepancies shall be recorded in a separate document attached to the Certificate of Acceptance, together with the corrective action (and timeframes applicable to such action, which normally shall not exceed 30 (thirty) days) to be taken by the Supplier. The Supplier shall use its diligent efforts to cure all of the deficiencies and discrepancies so recorded.

         8.5 In the event that the Equipment and Software at the Site concerned does not satisfactorily pass the tests, the Supplier shall rectify the defects as promptly as practicable and the procedure referred to above in this Article shall be repeated as many times as is necessary.

         8.6 If the Equipment and Software cannot be fully tested because of reasons not primarily attributable to the Supplier, all those tests that may be performed shall be carried out, complemented by such alternative tests (such as simulated transmission loops) as are possible in the circumstances. Unless defects that are sufficient grounds for rejection of Acceptance are discovered, the Equipment and Software concerned shall be accepted and a Certificate of Acceptance shall be

* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. Confidential & Proprietary issued on condition that the missing tests, if any, shall be carried out at a later date and the defects that may then be discovered shall be subject to the Supplier's warranties to the extent provided in Article 9 below.

         8.7 Acceptance of Equipment and Software that is put to commercial use shall be deemed to have occurred regardless of whether such Equipment and Software has become tested in accordance with the foregoing provisions or not and regardless of the results of any such tests. Commercial use shall be deemed to have occurred for these purposes when the Purchaser's customers are being serviced (except for testing purposes) or are being charged for service which utilizes the Equipment. A Certificate of Acceptance shall, in these cases and in any cases where the Purchaser has failed to do so in accordance with the foregoing provisions, be issued accordingly by the Supplier without prejudice to the Supplier's obligation to remedy defects under warranty or to complete agreed testing at a later date.


ARTICLE 9
WARRANTIES, MAINTENANCE AND TECHNICAL SUPPORT

         9.1 Supplier warrants that the Equipment will be new, unused (except for testing required under this Supply Contract) when delivered and, subject to the provisions of this Article 9, will be free from defects in materials and workmanship and will substantially conform with and perform the functions set forth in the Specifications during the warranty period of * . The warranty period for each item of Equipment will begin either * , whichever date is earlier (the "Warranty Period"). Repaired or replaced units and subassemblies shall have a new Warranty Period of * from date of delivery to the Purchaser *. The Supplier further warrants that all Services furnished under this Supply Contract shall be performed in a professional and workmanlike manner and shall be free from defects in materials and workmanship during the Warranty Period. If defects in material or workmanship or nonconformity with Specifications appear within the Warranty Period, then the Supplier shall as promptly as practicable, at its own expense, repair or replace, at Supplier's own option, any such defective Equipment or redo such faulty Services. Subject to the terms of this Supply Contract, the warranties shall equally apply in the event that the installation of the Equipment is performed by, or on behalf of, the Purchaser.

         9.2      * .

         9.3 The Purchaser shall carry out the necessary work to identify and locate the defect. Supplier shall provide Purchaser, under appropriate confidentiality and non-disclosure precautions, with the current specifications and schematic drawings of each BTS model sold to Purchaser by Supplier. Supplier agrees to provide reasonable technical assistance for such fault-finding work upon request.

* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. Confidential & Proprietary


         9.4 The Purchaser shall arrange, at its own cost, the return shipment of the defective part, subassembly or unit (if applicable) to the facility in the United Sates therefor designated by the Supplier, together with the appropriate documentation required for such shipment and return shipment thereof. The Supplier shall bear the costs of shipment of the repaired or replaced unit to the Purchaser. The re-installation of the repaired or replacement part, subassembly or unit shall be performed by the Purchaser.

         9.5 The Purchaser shall notify the Supplier in writing of each defect discovered in the Equipment promptly upon its occurrence but in any event not later * after it has been discovered. The Purchaser shall provide the following information in each notice:

                  (a)      identification of the location of the Equipment;

                  (b) identification of the Equipment (type, serial number, date of delivery and commissioning);

                  (c)      description of the defect;

                  (d) identification, if known, of the source of the defects; and

                  (e) identification, if known, of the defective subassembly, if applicable.

                  The Purchaser shall promptly provide any additional information known to Purchaser concerning the defect and its occurrence that the Supplier may reasonably request.

         9.6 The warranties of the Supplier under this Article 9 are valid only on condition that:

                  (a) the Purchaser has acted substantially in conformity with these warranty terms;

                  (b) the Equipment has not been modified or repaired by any unauthorized party or using any unauthorized parts, subassemblies or software without the prior written consent of the Supplier, which consent shall not be unreasonably withheld.

* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. Confidential & Proprietary


         9.7 The warranties of the Supplier under this Article 9 do not cover:

                  (a) components which are normally consumable or perishable in operation such as lamps, fuses etc.;

                  (b) any defects arising out of or in connection with any improper handling or use, due to no fault of the Supplier, its employees, representatives, agents or subcontractors, or by external reasons, such as (but not limited to) excessive physical force, water or humidity and other detrimental environmental or operating conditions beyond the limits specified for each item of Equipment in the Specifications;

                  (c) electromagnetic interference beyond the limits set forth in the technical appendices or malfunctions of interconnected equipment;

                  (d) damage to property or equipment other than the Equipment itself; or

                  (e) damage due to the Equipment not having been transported, stored, installed and operated, by a party other than the Supplier, its employees, representatives, agents or subcontractors , substantially in accordance with the instructions and specifications of the Supplier.

         9.7A Notwithstanding the foregoing, if the Purchaser requests the Supplier to repair any Equipment or component thereof which has been damaged as a result of any of the events set forth in Paragraphs 9.6 and 9.7 above, then the Supplier agrees to use its reasonable efforts to repair or replace such Equipment or component thereof and cure such defects and shall charge the Purchaser the Supplier's standard rates for such services.

         9.8 The Parties acknowledge that all warranties with respect to Software included within this Supply Contract shall be as set forth in a separate software license agreement to be entered into between the Purchaser and the Supplier in the form of Appendix 13.

         9.9 Each Party hereto shall hold harmless and indemnify the other Party for any and all liability arising from any accident or injury to any person or property arising out of the errors, omissions and other actions of that Party or its employees, servants and agents and those of its subcontractors engaged in the activities connected with this Supply Contract, provided that the Party claiming such indemnity shall immediately notify the other Party and afford the other Party with every possibility (at such other Party's option and expense) to defend against or otherwise dispose of or settle in its discretion any claim thereof (with respect to which the Party claiming indemnity shall give the other Party all reasonable assistance and will not by any act or omission do anything which may directly or

* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. Confidential & Proprietary indirectly prejudice such other Party in connection therewith). The Supplier hereby confirms that its potential liability under this Paragraph is sufficiently covered by insurance. The Purchaser shall take all reasonable measures, whether or not proscribed by applicable law, to prevent access of unauthorized persons to the Sites where Equipment is installed and operated and to install proper warning signs outside such Sites until the title is transferred to the Purchaser.

         9.10 THE AFORESAID WARRANTIES ARE EXPRESSLY IN LIEU OF ALL WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS, EACH OF WHICH ARE HEREBY DISCLAIMED.

         9.11 The Supplier covenants that it is willing to provide maintenance and support services to the Purchaser for the Equipment and Software incorporated in the System for a period of * from the date hereof. Such services shall be subject to concluding a separate contract between the Parties in the form of Appendix 14. Purchaser may order this at any time or from time to time as Purchaser deems appropriate as long as the service is ordered for a minimum of one year at a time.

         9.12 The Supplier covenants that spare parts or functionally equivalent replacement or expansion parts, within the limits of the Specifications, shall be available to the Purchaser, at prices and other conditions generally offered by the Supplier and its Affiliates, for a period of * from the date hereof.

                  The Supplier may, at any time, cease production or purchase, as the case may be, of any part of the Equipment; provided, however, that the Supplier shall maintain a sufficient inventory of such discontinued Equipment to meet the Supplier's obligations under this Paragraph 9.12. The Supplier shall notify the Purchaser of Supplier's intent to discontinue production or purchase, as the case may be, specifying the approximate number of such parts the Supplier then has in inventory, * in advance of the final production run or purchase to allow the Purchaser to purchase any additional parts it may desire for inclusion in said final production run or purchase.

                  In the event that the Supplier ceases production of such parts, and in the absence of any compatible alternative solution provided by the Supplier, the Supplier shall, upon Purchaser's written request, deliver to the Purchaser such drawings, specifications, special tooling and information as may be necessary to manufacture or cause to be manufactured any part of the Equipment as to which the Supplier has notified the Purchaser of cessation of manufacture, provided however, that such information is reasonably available to the Supplier and transferable to the Purchaser without restrictions from third parties, together with a non-exclusive, non-transferable (except in the event that this Supply Contract is

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confidential treatment under Rule 406 of the Securities Act of 1933, as amended.
Confidential & Proprietary


                  transferred to a third party pursuant to Paragraph 16.4), royalty-free license to make, use, or have made, any such part or Equipment exclusively for the purpose of operating, expanding and maintaining any System of the Purchaser, its Affiliate or *, and not for any other purpose, to the extent the Supplier is able to grant such a license. Any such information furnished hereunder shall be subject to the restrictions set forth in Article 13.

         9.13 In addition to the warranties set forth herein, if Supplier purchases or subcontracts for the manufacture of any part of the Equipment or the performance of any of the Services to be provided hereunder from any other person, the warranties given to the Supplier by such other person shall inure to the benefit of Purchaser, and Purchaser shall have the right to enforce such warranties through Supplier. Such warranties, when available, shall be in addition to and not in lieu of any warranties given by the Supplier under this Supply Contract.

         9.14 It is the intention of the Parties hereto that any problem, defect or failure in any System (including, without limitation, those relating to interference) which detrimentally prevents satisfactory commercial operation of the System or results in an absence of functionality materially affecting (a) service quality, (b) service functionality, or (c) operations and/or maintenance ("Emergency") shall be corrected as promptly as practicable and reasonable in the circumstances regardless of fault and in this regard the Supplier agrees to use all reasonable efforts to work with and cooperate with the Purchaser and any other vendor or contractor to Purchaser to correct any such problem, defect or failure. If the Purchaser and the Supplier disagree as to the cause of the problem, defect or failure, or the action to be taken, at Purchaser's request, the Supplier shall nevertheless correct any problem, defect or failure in the System (whether or not such problem, defect or failure is the responsibility of the Supplier) as promptly as practicable and bill the Purchaser for such; provided, however, that the Supplier shall not be required to repair or modify any equipment purchased by the Purchaser from a third party. The Parties shall thereafter negotiate in good faith to determine whether such problem, defect or failure was the responsibility of the Supplier (including its employees, representatives, agents, or subcontractors) or any other party. If determined that such problem, defect or failure was not the responsibility of the Supplier (including its employees, representatives, agents or subcontractors), the Supplier shall charge the Purchaser the Supplier's standard rates for such service.

         9.15 The Supplier shall, at its sole cost and expense, cause to be maintained at all times during the term of this Supply Contract the following insurance:

                  (a)       Worker's Compensation insurance in the form and
                       amount prescribed by law of the state in which Services are performed; and

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confidential treatment under Rule 406 of the Securities Act of 1933, as amended.
Confidential & Proprietary


                  (b)       Employer's liability insurance with limits of at
                       least $ * for each occurrence; and

                  (c)       Comprehensive general liability insurance with a
                       broad form endorsement which includes, but is not limited to, coverage for products liability, personal injury, broad form property damage, coverage for completed operations, and contractual liability, with respect to the liability assumed by the Supplier hereunder. Limits will not be less than $ * combined single limit for each occurrence; and

                  (d)       Umbrella liability insurance with limits of at least
                       $ * for each occurrence.

         9.16 All of Supplier's products delivered under this Supply Contract will be made Millennium compatible and are covered by Supplier's standard warranty provisions hereunder. "Millennium compatible" for these purposes will mean that the product will record, store, process and present calendar dates falling on or after January 1, 2000, in substantially the same manner, and with substantially the same functionality as such product handled calendar dates falling on or before December 31, 1999, and that such product will do so without material interruption and with no material ambiguity as to century.


ARTICLE 10
DELAYS, DAMAGES AND TERMINATION

         10.1     * .

         10.2 In the event that the Supply Contract work is prevented or impeded by reasons not attributable to the Supplier, its employees, agents, representatives or subcontractors, then the applicable time periods contained in the Time Schedule shall be extended (without prejudice to other possible consequences under this Supply Contract) correspondingly.

         10.3 NOTWITHSTANDING ANY OTHER PROVISION OF THIS SUPPLY CONTRACT, NEITHER PARTY (NOR ITS AFFILIATES) SHALL UNDER ANY CIRCUMSTANCES BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES OR LOST PROFITS, LOST OPPORTUNITIES, LOST REVENUES OR DAMAGES ARISING FROM LOSS OF USE HOWSOEVER ARISING UNDER OR IN CONNECTION WITH THIS SUPPLY CONTRACT AND THAT THE SUPPLIER'S (AND ITS AFFILIATES') LIABILITY FOR BREACH OF WARRANTY HEREUNDER SHALL BE STRICTLY LIMITED TO, IN THE SUPPLIER'S DISCRETION, REPAIR OR REPLACEMENT OF THE NON-

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confidential treatment under Rule 406 of the Securities Act of 1933, as amended.
Confidential & Proprietary


                  CONFORMING GOODS OR PARTS THEREOF OR THE REPAYMENT OF AMOUNTS THERETOFORE PAID WITH RESPECT THERETO. Nothing in this paragraph 10.3 is intended to limit, modify or rescind the provisions of paragraph 10.1 * or paragraph 14.2 (trade infringement indemnity).

         10.4 In the event that a Party is in default of a material obligation under this Supply Contract (other than a payment obligation) and fails to remedy (or, as applicable, to take sufficient action to remedy) such default within a reasonable time fixed by the non-defaulting Party (which period shall not be less than * in a written notice drawing the attention of the defaulting Party to the default and requiring the same to be remedied, then the non-defaulting Party shall have the right to terminate this Supply Contract within * of the expiry of the period fixed, provided that the period during which the defaulting Party shall have the right to cure such a default shall be extended as long as the defaulting Party is diligently and promptly taking all reasonable actions to cure such a default. In the event that a Party is in default of a payment obligation, the terms of the preceding sentence shall apply except that the reasonable time period to be fixed by the non-defaulting Party shall not be less than *. In the event of bankruptcy, receivership or comparable procedure under applicable law of a Party hereto or in case the default is not capable of being remedied, then the non-defaulting Party may terminate this Supply Contract forthwith. Termination shall apply to such part of the Supply Contract as remains unperformed unless it would be manifestly unreasonable to require the terminating Party to retain the part performed by the defaulting Party.

         10.5 In the event that the Purchaser's license to operate any market which is being deployed with the Supplier's Equipment, Software or Services is subsequently revoked, then the Purchaser may terminate this Supply Contract with respect to that market, but not with respect to any other market being deployed at the time, if applicable. In such case the Purchaser shall compensate the Supplier for all Equipment and Software delivered and Services performed and for all the Equipment ordered prior to the date of notice to terminate the Supply Contract, provided however that the Supplier has commenced the manufacture of the same, and provided further that the Supplier can not reasonably dispose of the same with other customers. In any such case the Purchaser's commitment with respect to the Total Supply Contract Price shall be proportionately reduced based on the value of the markets being deployed and canceled.

ARTICLE 11
FORCE MAJEURE

         11.1 Neither Party shall be liable to the other for any delay or non-performance of its obligations hereunder in the event and to the extent that such delay or non-performance is due to an event of Force Majeure (as hereinafter defined).



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Confidential & Proprietary


         11.2     The following events shall be recognized as events of Force
                  Majeure:

                  War, civil unrest, strikes, lock-outs and other general labor disputes, acts of government, natural disasters, exceptional weather conditions, breakdown or general unavailability of transport facilities, accidents, fire, explosions, and general shortages of energy, materials and components, and other similar events, in each case which are beyond the control of the Party and which occur after the date of signing of this Supply Contract and which were not reasonably foreseeable at the time of signing of this Supply Contract and whose effects are not capable of being overcome without unreasonable expense to the Party concerned.

         11.3 Each Party shall inform the other Party of the occurrence of any event of Force Majeure, its expected duration and cessation, respectively without delay.

         11.4 In the event that performance of Supply Contract work becomes substantially suspended as the result of an event of Force Majeure for a continuous period exceeding *, then the other Party has the right to cancel the Supply Contract in respect of the unperformed part of the Supply Contract. The Party whose performance is affected by Force Majeure shall not incur any liability to the other Party as a result of cancellation pursuant to this Paragraph 11.4. For the sake of clarity it is recorded here that the Party whose performance is so affected by Force Majeure shall not have the right to cancel this Supply Contract due to such Force Majeure.

         11.5 Delay or non-performance arising in the performance by a subcontractor of a Party hereto shall be excusable only if the subcontractor itself would be excused under the foregoing provisions if said subcontractor had contracted directly with the Purchaser.


ARTICLE 12
GOVERNMENT REGULATIONS

         12.1 Each Party hereto shall be solely responsible for complying with all applicable legislation or regulations when performing its activities under or in connection with this Supply Contract. All Equipment and Software furnished to Purchaser by Supplier hereunder shall be manufactured in compliance with applicable Federal Communications Commission rules and regulations in effect at the time of manufacture and delivery of the particular item of Equipment or Software.

         12.2 Each Party hereto agrees not to export or re-export, as the case may be, any Equipment or information to any country without obtaining any licenses and permits that may be required under any applicable legislation or regulations.



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confidential treatment under Rule 406 of the Securities Act of 1933, as amended.
Confidential & Proprietary


         12.3 Without limiting the generality of the foregoing, each Party shall be responsible for compliance with the applicable tax, social security and similar regulations applicable to its activities hereunder. Purchaser will be responsible for any property taxes levied against the Equipment once delivered to a PCS Market warehouse. Supplier shall be responsible for any customs duties or customs taxes on the Equipment and Software delivered hereunder.



ARTICLE 13
CONFIDENTIALITY

         13.1 Each Party (hereinafter the "Receiving Party") shall keep all Information received from the other Party (hereinafter the "Disclosing Party") in whatever form as strictly confidential and shall not disclose it to third parties without the prior written consent of the Disclosing Party. Information shall not be used by the Receiving Party for any purpose other than in connection with the purposes of this Supply Contract or the operation of the System. The foregoing obligations shall not apply to any Information which:

                  (a) is in the public domain at the time of disclosure or later becomes part of the public domain through no fault of the Receiving Party;

                  (b) was known to the Receiving Party prior to disclosure by the Disclosing Party as proven by the contemporaneous written records of the Receiving Party;

                  (c) is disclosed to the Receiving Party by a third party who did not obtain such Information, directly or indirectly, from the Disclosing Party subject to any confidentiality obligation;

                  (d) is at any time independently developed by the Receiving Party as proven by its contemporaneous written records;

                  (e) is expressly authorized in writing by the Disclosing Party; or

                  (f) is required by law, court order or a governmental agency to be disclosed (in which case the Receiving Party will give the Disclosing Party as much notice thereof as reasonably practicable and which will be done subject to confidentiality protection to the extent reasonably available).

         13.2 The Parties recognize that each of them is part of an organization of multiple legal entities in several jurisdictions and that it may be necessary or appropriate for


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Confidential & Proprietary


                  each Party to provide Information to its Affiliates. For this purpose, each Party agrees (both as the Disclosing Party and as the Receiving Party hereunder) that:

                  (a) the Receiving Party may disclose Information to an Affiliate but only to the extent that such Affiliate has a need to know such Information in order to carry out the purpose described herein. The Purchaser may disclose Information to a * only subject to prior consent of the Supplier which consent shall not be unreasonably withheld;

                  (b) disclosure by or to an Affiliate of a Party hereto shall be deemed to be a disclosure by or to that Party, as applicable; and

                  (c) each Party guarantees the observance and proper performance by all of its Affiliates of the terms and conditions of this provision.

         13.3 Information shall be deemed the property of the Disclosing Party, and the Receiving Party will, upon receipt of a written request from the Disclosing Party, return all Information received in tangible form to the Disclosing Party or destroy all such Information and all copies thereof or documents containing Information (except that a single copy may be retained by counsel for record purposes, to be used only if a dispute arises which relates to the Information). It is however agreed that the Purchaser shall have the right to retain Information necessary for the proper installation, expansion, operation and maintenance of the System.

         13.4 Each Party shall limit access to Information to those of its employees, representatives, contractors or advisors to whom such access is reasonably necessary or appropriate for the proper performance of Supply Contract work or installation, expansion, operation or maintenance of the System.

         13.5 Notwithstanding the foregoing, neither Party shall be liable to the other for any unauthorized disclosure of Information if it can be established that it has exercised the same degree of care in protecting the Information from such disclosure as it exercises in respect of its own confidential information and business secrets.

         13.6 The provisions of this Article 13 shall bind the Parties for a period of * from the date of signing of this Supply Contract or, in respect of every item of Information later disclosed hereunder, a period of * from disclosure, whichever period is longer regardless of any earlier termination, cancellation or completion of this Supply Contract.


ARTICLE 14
INTELLECTUAL PROPERTY RIGHTS



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Confidential & Proprietary


         14.1 Ownership of the copyright and all other intellectual property rights in all drawings, specifications, manuals, documents, and data, provided by one Party hereto to the other under this Supply Contract shall remain with the Party first referred to above but the receiving Party shall be deemed to have a non-exclusive royalty-free license (subject to any fees therefor set forth in Appendix 10A or Appendix 10B) to use such copyright or other intellectual property rights in accordance with the terms of this Supply Contract for the performance of the Supply Contract work as well as for the operation and maintenance of the System in the United States. Such license shall not include any right to grant sublicenses except as set forth in Paragraph 16.4 below. Unauthorized copying shall be strictly prohibited.

         14.2 Subject to the conditions and limitations set forth below, the Supplier undertakes to defend, at its own expense, and to indemnify the Purchaser for any cost, loss or damage arising out of infringement of United States patents, copyrights or registered designs or other intellectual property rights of third parties by use of the Equipment or Software for their intended purposes in any System governed by this Supply Contract (within the United States), and the Supplier shall pay all sums, including without limitation, attorneys fees and other costs which, by final judgment or degree, or in settlement of any such suit or claim, may be assessed against the Purchaser on account of such infringement, provided that:

                  (a) in case of any claim of infringement, the Purchaser shall promptly notify the Supplier and afford the Supplier with every possibility to, at Supplier's option, but with an obligation to find a solution which will enable the operation of the System affected by such claim (and at no cost to the Purchaser) to modify the Equipment or Software so as to make it non-infringing, provided that such modified Equipment or Software substantially conforms to the Specifications and any work to be performed in conjunction therewith shall, to the extent possible, be performed during off-hours or otherwise with minimum interruption of service, to obtain a license from the owner of the right that is alleged to be infringed by Equipment or Software and/or to defend against or otherwise dispose of or settle in its discretion, but with the obligation to find a solution that will enable the operation of the System, the claim of infringement (with respect to which the Purchaser shall give the Supplier all reasonable assistance and will not by any act or omission do anything which may directly or indirectly prejudice the Supplier in connection therewith); and

                  (b) the foregoing shall not apply in cases where (and to the extent that) the claim for infringement is based on any unauthorized modification of the Equipment or Software, use of Equipment or Software for purposes other than that they were designed for or if the infringement results from compliance by the Supplier with any part of the specification that is a


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Confidential & Proprietary


                           requirement which is designed by the Purchaser and which is not reasonably capable of being complied with without infringement of the intellectual property right on which the third party has based its claim; and

                  (c) to the extent that a third party makes a claim of infringement against the Supplier or its Affiliates engaged in Supply Contract work based on the exceptions specified in the foregoing subparagraph
                           (b) above, the Purchaser shall indemnify the Supplier in respect of any cost, loss or damage arising out of such action, subject to the same conditions (mutatis mutandis) as are specified in subparagraph (a) above.

         14.3 The use of any Software within the Equipment shall be subject to a separate license agreement in the form of Appendix 13.



ARTICLE 15
EFFECTIVE DATE

         15.1 This Supply Contract becomes effective on the date when this Supply Contract has been signed by the duly authorized representatives of both Parties and delivered by each Party to the other Party.

         15.2     This Supply Contract shall remain valid for a period of five
                  (5) years from the date of signature hereof, unless earlier terminated pursuant to Paragraph 10.4. 10.5 or 11.4.


ARTICLE 16
GENERAL

        16.1 Any and all disputes that may arise between the Parties (and any claim by a Party against an Affiliate of the other Party) under or in connection with this Supply Contract shall be finally settled (together with any counterclaims and any disputes under or in connection with the Support Services Agreement or the Software License Agreement) in arbitration by a single arbitrator, or if no such arbitrator can be identified, by a panel of three (3) arbitrators, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect unless otherwise agreed by the Parties. The Parties agree to seek to mutually designate an independent technical expert in the field to act as the arbitrator of any dispute with respect to technical issues. In the event that the Parties hereto cannot agree upon a mutually acceptable arbitrator, then each Party shall appoint one (1) arbitrator, and such two (2) arbitrators shall in turn appoint a third arbitrator, and such three (3) arbitrators shall constitute the panel. In the


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Confidential & Proprietary


                  event that the two (2) arbitrators appointed by the Parties are unable to agree on the third arbitrator, then such third arbitrator shall be appointed by the American Arbitration Association. Should either Party fail to appoint an arbitrator and to notify the other Party of such appointment within thirty (30) days after a demand has been made in writing by the other Party for such appointment, or should either arbitrator so appointed decline to serve and no replacement is appointed within thirty (30) days thereof, then the arbitrator duly appointed and willing to serve shall be the sole arbitrator to consider the dispute. The compensation, cost and expense of single arbitrator, technical expert, or the panel of the three (3) arbitrators, as applicable, shall be paid by the Party found to be at fault, as stated in the arbitration award, unless otherwise determined by the arbitrators to be reasonable in the circumstances. The arbitration shall be conducted on a confidential basis in New York, New York in the English language. The award shall be final and binding on the Parties and enforceable in any court of competent jurisdiction. Neither Party shall institute a proceeding hereunder unless at least sixty (60) days prior thereto such Party shall have furnished to the other notice of its intent to do so. Neither Party shall be precluded hereby from seeking provisional remedies in the courts of any jurisdiction, including, but not limited to, temporary restraining orders and preliminary injunctions, to protect its rights and interests, but such shall not be sought as a means to avoid or stay arbitration, nor shall either Party be precluded from pursuing any available remedies with respect to protection of its Software or Information.

         16.2 No failure or delay of either Party in exercising its rights hereunder (including but not limited to the right to require performance of any provision of this Supply Contract) shall be deemed to be a waiver of such rights unless expressly made in writing by the Party waiving its rights. This Supply Contract may not be terminated, modified, amended or waived orally but only through a writing signed by an authorized representative of the Party against whom it is sought to be enforced. There are no representations or warranties except as expressly stated herein.

         16.3 Any notice given by one Party to the other shall be deemed properly given if specifically acknowledged by the receiving Party in writing or when delivered to the recipient by certified or registered mail, return receipt requested, or by confirmed telecopier, or other form of confirmed electronic transmission, telex transmission, or other form of confirmed electronic transmission, to the following addresses:

                  (a)      if to the Purchaser, to:

                           Western PCS Corporation
                           2001 N.W. Sammamish Road
                           Issaquah, WA 98027


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confidential treatment under Rule 406 of the Securities Act of 1933, as amended.
Confidential & Proprietary


                           Attention:  Executive Director of Legal Affairs
                           Fax: 425/313-7960

                           with a copy to:

                           Western PCS Corporation
                           3650 131st Avenue S.E., #400
                           Bellevue, WA 98006
                           Attention: Vice President, Engineering
                           Fax: 425/586-8814

                           with a copy to:

                           Rubin Baum Levin Constant & Friedman
                           30 Rockefeller Plaza
                           New York, NY 10112
                           Attention: Mr Barry A. Adelman
                           Fax: 212/698-7825

                  (b)        if to the Supplier, to:

                           Nokia Telecommunications Inc.
                           6000 Connection Drive
                           Irving, Texas  75039
                           Fax: 972/894-5811
                           Attention:  Chief Legal Officer

                           with a copy to:

                           Nokia Telecommunications Inc.
                           6000 Connection Drive
                           Irving, Texas 75039
                           Fax: 972/894-6009
                           Attention:  Account Manager, Western Wireless

                  or to such other address or addresses as a Party shall designate by notice given in such manner to the other Party.

         16.4 Neither Party shall assign or transfer to any third party, without the prior written consent of the other Party, this Supply Contract or any of its share or interest therein. Such consent shall not be unreasonably withheld in case of assignment to an Affiliate of the assigning Party, on condition that the assigning Party shall remain fully responsible towards the other Party for the proper fulfillment of this Supply Contract.



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Confidential & Proprietary


                  Notwithstanding the beforesaid, in the event that the Purchaser transfers its assets in any PCS Market which deploys the Supplier's Equipment to another entity which shall take over the ownership and operation of that market, then the Purchaser shall be entitled to assign the Purchaser's rights under this Supply Contract to such party with respect to such market, provided however, that the party in question agrees in writing to be bound by the terms and conditions of this Supply Contract and any associated agreements then in effect between the Parties, and that the Supplier is reasonably satisfied of the creditworthiness of such party and its ability to fulfill the terms and conditions of this Supply Contract and the other agreements then associated therewith. It is however expressly agreed that such assignment shall not extend to any indebtedness of the Purchaser. In the event of an authorized assignment as described above, purchases made by such Assignee shall be applied against the Total Supply Contract Price.

                  Any assignment in violation of the foregoing shall be null and void.

         16.5 The relationship between the Supplier and the Purchaser during the term hereof shall be solely that of vendor and vendee; the Purchaser, its agents, employees, representatives or Affiliates shall under no circumstances be deemed agents or representatives of the Supplier or its Affiliates, nor shall the Supplier, its agents, employees, representatives or Affiliates under any circumstances be deemed agents or representatives of the Purchaser or its Affiliates, and the Purchaser and its agents, employees, representatives or Affiliates shall have no right to enter into any contracts or commitments in the name of or on behalf of the Supplier and its Affiliates, or to bind the Supplier and its Affiliates, in any respect whatsoever, nor shall Supplier and its agents, employees, representatives or Affiliates have any right to enter into any contracts or commitments in the name of or on behalf of the Purchaser and its Affiliates, or to bind the Purchaser and its Affiliates, in any respect whatsoever.

         16.6 This Supply Contract contains the entire understanding between the Parties in respect of the subject matter hereof and all previous correspondence, memoranda, minutes of meetings, offers, enquiries, leaflets, brochures, agreements (including without limitation, the Prior Supply Agreement) and other documents exchanged between the Parties prior to the date of this Supply Contract shall be canceled and superseded by this Supply Contract unless, in respect of any particular document, expressly incorporated herein by reference or as an attachment hereto. No waiver of any term or condition shall be deemed a waiver of any such term or condition in the future, unless such change, amendment, modification or waiver shall be in writing and signed by authorized representatives. Without limitation on the foregoing, neither the warranties or the limitations thereto nor any other term or condition set forth in this Supply Contract may be changed, amended, modified or waived as a result of any purchase Order submitted by the Purchaser nor by the


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Confidential & Proprietary


                  acceptance of any such purchase Order or by any acknowledgment thereof submitted by the Supplier. In the event of any conflict or inconsistency between the terms of any purchase Order or acknowledgment, the terms and conditions of this Supply Contract shall control.

         16.7 This Supply Contract may be executed in any number of counterparts, each of which shall constitute an original, but all of which, when taken together, shall be considered one document.

         16.8 This Supply Contract is governed and interpreted in accordance with the laws of the state of New York, without regard to its conflict of laws principles, as if wholly performed therein. The Parties hereby exclude the application hereto of the United Nations Convention on Contracts for the Sale of Goods.

         16.9 If any provision of this Supply Contract is declared by a court of competent jurisdiction to be invalid, illegal or unenforceable, (a) the validity, legality and the enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, (b) such provision shall be substituted by a valid and enforceable provision as similar as possible to the provision at issue, which substituted provision shall be effective in the jurisdiction in which the initial provision was declared to be invalid, illegal or unenforceable, and (c) such invalid, illegal or unenforceable provision shall remain in full force and effect in any jurisdiction in which it is not held to be invalid, illegal or unenforceable.

         IN WITNESS WHEREOF this Supply Contract has been signed by the duly authorized representatives of each Party hereto.




         Western PCS Corporation            Nokia Telecommunications Inc.




         By: /s/BOB STAPLETON              By:  /s/JYRKI SALO
             ------------------------           ---------------------------
         Name:  Bob Stapleton              Name:   Jyrki Salo
               ----------------------             -------------------------
         Title: President                  Title:  President
                ---------------------              ------------------------

         Date: March 9, 1998                Date: March 9, 1998